EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                           CONTACTS: Dwayne Powell, CEO
                                                           870-802-1700


           POCAHONTAS BANCORP, INC. ANNOUNCES FOURTH QUARTER EARNINGS

Jonesboro, Arkansas, December 8, 2003, Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) has announced earnings for the fourth quarter of fiscal year ending September 30, 2003. Net income was $1,904,084 for the quarter ended September 30, 2003, compared to net income of $1,091,640 for the quarter ended September 30, 2002, an increase of $812,444 or 74.4%. Basic earnings per share was $.43 and diluted earnings per share was $0.42 compared to basic and diluted earnings per share of $0.25 for the same period last year. During the three-month period ended September 30, 2003, the Company sold its Brinkley, Arkansas operations resulting in a gain on sale of $1,898,140.

Net interest income for the quarter ended September 30, 2003 was $4,587,675 compared to $4,798,520 for the quarter ended September 30, 2002, a decrease of $210,845 or 4.4%. The decrease was primarily due to a decrease in interest income of $256,217 or 2.7% partially offset by a decrease in interest expense of $45,372 or 0.9%. The Company's net interest rate spread was 2.83% for the quarter ended September 30, 2003 compared to 3.58% for the quarter ended September 30, 2002. Net interest margin was 2.75% for the quarter ended September 30, 2003 compared to 3.53% for the quarter ended September 30, 2002. The decrease was primarily due to lower yields on average interest earning assets for the quarter ended September 30, 2003 compared to the same period last year, as loans were prepaid and refinanced in the lower market rate environment.

Provision for loan losses for the quarter ended September 30, 2003 was $1,100,000 compared to $500,000 for the quarter ended September 30, 2002, an increase of $600,000 or 120.0%. The increase in the provision for loan loss was a result of a weakening economy and the Company's shift from being a traditional single-family lending institution to diversifying into a larger percentage of commercial loans and the corresponding increase in reserve requirements.

Non-interest income increased to $3,850,767 for the three-month period ended September 30, 2003 compared to $1,293,892 for the quarter ended September 30, 2002, an increase of $2,556,876 or 197.6%. The increase in non-interest income was primarily due to the $1,898,140 gain on the sale of a branch, a trading gain on equity investments of $46,541 for the quarter ended September 30, 2003 compared to a trading loss of $216,640 for the quarter ended September 30, 2002, an increase of $263,181. The gain on sale of loans increased $618,151 or 268.8% for the quarter ended September 30, 2003 to $848,139 from $229,988 for the quarter ended September 30, 2002.

Total operating expenses were $4,880,026 for the quarter ended September 30, 2003, compared to $3,930,887 for the quarter ended September 30, 2002, an increase of $949,139 or 24.2%. The increase in operating expense was primarily due to increased compensation expense as a result of an increase in employees and an increase in occupancy expenses associated with the growth of the Company, which was partially attributable to the acquisition of Marked Tree Bancshares, Inc. during the quarter ended June 30, 2003.

Net income for the twelve month period ended September 30, 2003 was $5,294,358 compared to $4,234,994 for the period ended September 30, 2002, an increase of $1,059,364 or 25.0%. Basic earnings per share was $1.22 and diluted earnings per share was $1.20 for period ended September 30, 2003, compared to basic and diluted earnings per share of $0.96 for the same period last year. During the twelve month period ended September 30, 2003, the Company sold its Brinkley, Arkansas operation resulting in a gain on sale of $1,898,140 and its Carlisle and England, Arkansas operations resulting in a gain on sale of $513,594. The increase in net income was also attributed to the acquisition of Marked Tree Bancshares, Inc. during the quarter ended June 30, 2003. The Company's net interest rate spread was 2.98% for the twelve months ended September 30, 2003 compared to 3.59% for the twelve months ended September 30, 2002. Net interest margin was 2.91% for the twelve months ended September 30, 2003 compared to 3.56% for the twelve months ended September 30, 2002. The decrease was primarily due to lower yields on average interest earning assets for the twelve months ended September 30, 2003 compared to the same period last year, as loans were prepaid and refinanced in the lower market rate environment and higher costs associated with demand deposits. The increased cost on demand deposits was the result of special promotions offered during the twelve month period ended September 30, 2003 which increased the deposit base and the resulting cost on those deposits by 0.6%.

Net interest income for the twelve-month period ended September 30, 2003 was $17,802,860 compared to $16,906,943 for the twelve-month period ended September 30, 2002, an increase of $895,917 or 5.3%. Interest income increased $2,936,477 or 8.6%; the increase resulted from the increase in earnings due to the purchase of investment securities with cash provided by deposit growth. Interest expense on deposits increased $2,703,439 or 19.4% as a result of offering competitive rates on specific deposit products and an increased deposit portfolio balance due to the acquisitions of North Arkansas Bancshares and, Peoples Bank of Imboden, during fiscal year 2002, and Marked Tree Bancshares, during fiscal year 2003, while interest expense on borrowed funds decreased $706,704, or 35.6% during the period compared to the same period last year which was attributed to a decrease in both borrowings and the average rate on borrowings.

Provision for loan losses for the twelve-month period ended September 30, 2003 was $2,595,000 compared to $900,000 for the twelve-month period ended September 30, 2002, an increase of $1,695,000 or 188.3%. The increase in the provision for loan loss was the result of a weakening economy and the Company's shift from being a traditional single-family lending institution to diversifying into a larger percentage of commercial loans and the corresponding increase in reserve requirements.

Non-interest income increased to $10,552,251 for the twelve-month period ended September 30, 2003 compared to $5,195,853 for the twelve-month period ended September 30, 2002, an increase of $5,356,398 or 103.1%. The increase in non-interest income was primarily the result of an increase in gain on sale of loans to $3,277,919 for the twelve-month period ended September 30, 2003 from $1,002,501 for the same period ended September 30, 2002, an increase of $2,275,418, or 226.9%. During the twelve month period ended September 30, 2003, the Company sold its Brinkley, Arkansas operation resulting in a gain on sale of $1,898,140 and its Carlisle and England, Arkansas operations resulting in a gain on sale of $513,594.

Total operating expenses increased to $18,079,164 for the twelve-month period ended September 30, 2003 compared to $14,780,111, for the twelve-month period ended September 30, 2002, an increase of $3,299,053 or 22.3%. The increase in operating expense was primarily due to increased compensation expense as a result of an increase in employees and an increase in occupancy expenses associated with the growth of the Company, which was partially attributable to the acquisition of North Arkansas Bancshares, Peoples Bank of Imboden and Marked Tree Bancshares.

Total assets increased to $763.5 million at September 30, 2003 from $617.0 million at September 30, 2002, an increase of $146.5 million or 23.7%. The increase was partially the result of $383.7 million of securities purchased using cash obtained from the growth in deposits, offset by the sale of $16.9 million, and principal payments and maturities of $203.7 million, which resulted in a net increase in investment securities of $173.5 million or 138.3%. The yield on average interest earning assets at September 30, 2003 was 6.05% compared to 7.19 % at September 30, 2002.

Total loans receivable decreased to $389.0 million at September 30, 2003 from $408.1 million at September 30, 2002, a decrease of $19.1 million or 4.7%. During the twelve-month period ended September 30, 2003 the Company sold $79.1 million of loans held for sale. Total nonperforming loans increased to $5.6 million at September 30, 2003 from $3.2 million at September 30, 2002, an increase of $2.4 million or 75%. The increase in nonperforming loans was primarily the result of a weakening economy and the Company's shift from being a traditional single-family lending institution to diversifying into a larger percentage of commercial loans and the corresponding increase in reserve requirements.

Total deposits increased to $586.1 million at September 30, 2003 from $520.0 million at September 30, 2002, an increase of $66.1 million or 12.7%. The change in deposits was primarily the result of an increased deposit base from offering more competitive rates and the acquisition of Marked Tree Bancshares, Inc. that had $28.6 million in deposits and was partially offset by the sales of the Carlisle and England, Arkansas branches that had combined deposits of $14.8 million and the Brinkley, Arkansas branch that had combined deposits of $36.1 million.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 20 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

POCAHONTAS BANCORP, INC
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

                                                           September 30
                                                      2003              2002
                                                     ------            ------
ASSETS

Cash                                             $  22,020,489    $  34,306,598
Cash surrender value of life insurance               7,340,618        6,883,493
Securities held-to-maturity, at amortized cost       5,403,862        8,123,832
Securities available-for-sale, at fair value       293,569,266      117,340,818
Trading Securities, at fair value                    1,497,252        1,464,458
Loans receivable, net                              389,002,255      408,081,375
Accrued interest receivable                          5,161,006        4,362,821
Premises and equipment, net                         13,998,751       13,910,158
Federal Home Loan Bank Stock, at cost                5,583,700        2,125,500
Goodwill                                             8,847,572        8,847,572
Core deposit premiums, net                           7,880,406        9,084,027
Other assets                                         3,182,703        2,484,974
                                                 -------------    -------------

TOTAL ASSETS                                     $ 763,487,880    $ 617,015,626
                                                 =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                       $ 586,092,147    $ 520,031,702
  Federal Home Loan Bank advances                  100,693,629       22,136,967
  Deferred compensation                              2,885,238        4,123,553
  Accrued expenses and other liabilties              3,899,149        6,330,406
                                                 -------------    -------------

            Total liabilities                      693,570,163      552,622,628

  Trust Preferred Securities                        16,921,150       16,900,383

STOCKHOLDERS' EQUITY:
  Common stock                                          74,970           74,923
  Additional paid-in capital                        56,533,430       56,342,563
  Unearned ESOP Shares                                (538,121)        (671,130)
  Unearned RRP Shares                                     --            (35,251)
  Accumulated other comprehensive income               899,339        1,596,925
  Retained earnings                                 20,199,149       16,304,221
                                                 -------------    -------------
                                                    77,168,767       73,612,251
Less treasury stock at cost                        (24,172,200)     (26,119,636)
                                                 -------------    -------------

            Total stockholders' equity              52,996,567       47,492,615
                                                 -------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 763,487,880    $ 617,015,626
                                                 =============    =============

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                Three Months Ended             Twelve Months Ended
                                                   September 30                   September 30
                                                2003           2002            2003            2002
                                               ------         ------          ------          ------
INTEREST INCOME:
  Loans receivable                         $  6,194,866   $  7,356,170    $ 26,260,122   $ 26,664,444
  Investment securities                       3,182,939      2,277,852      10,783,530      7,442,731
                                           ------------   ------------    ------------   ------------

            Total interest income             9,377,805      9,634,022      37,043,652     34,107,175

INTEREST EXPENSE:
  Deposits                                    4,035,049      4,085,351      16,667,659     13,964,221
  Borrowed funds                                437,914        412,019       1,280,614      1,987,319
  Interest on Trust Preferred Securities        317,167        338,132       1,292,519      1,248,692
                                           ------------   ------------    ------------   ------------

            Total interest expense            4,790,130      4,835,502      19,240,792     17,200,232

NET INTEREST INCOME                           4,587,675      4,798,520      17,802,860     16,906,943

PROVISION FOR LOAN LOSSES                     1,100,000        500,000       2,595,000        900,000
                                           ------------   ------------    ------------   ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                   3,487,675      4,298,520      15,207,860     16,006,943

OTHER INCOME:
  Fees and service charges                      757,911        900,552       3,594,981      3,644,507
  Gain on Sale of Loans                         848,139        229,988       3,277,919      1,002,501
  Gain on Sale of Securities                     59,328        369,403         324,225        555,497
  Trading gains (losses), net                    46,541       (216,640)        377,741       (381,528)
  Gain on Sale of Branches                    1,898,140           --         2,411,734           --
  Other                                         240,708         10,589         565,651        374,876
                                           ------------   ------------    ------------   ------------

            Total other income                3,850,767      1,293,892      10,552,251      5,195,853
                                           ------------   ------------    ------------   ------------

OPERATING EXPENSE:
  Compensation and benefits                   2,968,955      2,267,884      10,443,598      8,200,671
  Occupancy and equipment                       736,044        684,392       2,653,568      2,419,280
  Insurance premiums                             90,773         95,979         328,974        286,414
  Professional fees                             290,858        158,263       1,072,780        533,494
  Data processing                               184,719        167,567         734,989        596,402
  Advertising / Donations                       135,525        123,738         600,656        588,215
  Office Supplies                                83,080        119,334         338,524        459,181
  REO and other repossessed assets              113,875        116,772         538,541        215,639
  Other                                         276,197        196,958       1,367,534      1,480,814
                                           ------------   ------------    ------------   ------------

            Total operating expense           4,880,026      3,930,887      18,079,164     14,780,110
                                           ------------   ------------    ------------   ------------

INCOME  BEFORE INCOME TAXES                   2,458,416      1,661,525       7,680,947      6,422,686

INCOME TAXES                                    554,332        569,885       2,386,589      2,187,692
                                           ------------   ------------    ------------   ------------

NET INCOME                                    1,904,084      1,091,640       5,294,358      4,234,994

(Continued)

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                          Three Months Ended                Twelve Months Ended
                                                              September 30                      September 30
                                                        2003               2002            2003              2002
                                                       ------             ------          ------            ------
OTHER COMPREHENSIVE INCOME,
  NET OF TAX:
  Unrealized holding gain on securities arising
    during the year                               $(1,622,006.00)   $   827,521.00   $   911,574.00   $   741,511.00

  Reclassification adjustment for gains
    included in net income                            (39,157.00)      (243,806.00)     (213,988.00)     (366,628.00)
                                                   -------------     -------------    -------------    -------------
              Other comprehensive income           (1,661,163.00)       583,715.00       697,586.00       374,883.00
                                                   -------------     -------------    -------------    -------------
COMPREHENSIVE INCOME                              $   242,921.00    $ 1,675,355.00   $ 5,991,944.00   $ 4,609,877.00
                                                   =============     =============    =============    =============
EARNINGS PER SHARE:
  Basic earnings per share                        $         0.43    $         0.25   $         1.22   $         0.96
                                                   =============     =============    =============    =============
  Diluted earnings per share                      $         0.42    $         0.24   $         1.20   $         0.96
                                                   =============     =============    =============    =============

                                                                     (Concluded)

See notes to consolidated financial statements.